--------------------------------------------------------------------------------


                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                                 AMENDMENT NO. 1

                          Dated as of October 31, 2001

                                       TO

                                       the

                         POOLING AND SERVICING AGREEMENT

                         Dated as of September 27, 2001

                                $1,150,358,331.96
                       Mortgage Pass-Through Certificates
                                 Series 2001-21


--------------------------------------------------------------------------------

            AMENDMENT NO. 1, dated as of October 31, 2000, ("Amendment"), to the Pooling and Servicing Agreement, dated as of September 27, 2001 (the "Agreement"), among WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.

            WHEREAS, Section 10.01(a) of the Agreement provides, among other things, that the Seller, the Master Servicer and the Trustee may amend such Agreement, subject to certain provisos, with the consent of the Holders of the Class of Certificates affected thereby.

            WHEREAS, the Seller, the Master Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment.

            NOW THEREFORE, in consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

            All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

            Section 1. Amendment of Section 1.01. The definition of "Book-Entry Certificate" is hereby amended to include "Class A-2 Certificates."

            Section 2. Amendment of Section 1.01. The definition of "Prospectus" is hereby replaced with the definition, "The prospectus dated September 20, 2001 as supplemented by the prospectus supplement dated September 21, 2001 and the supplement dated October 31, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates."

            Section 3. Amendment of Section 11.24. The sentence, "A Single Certificate for the Class A-2 Certificates represents a $8,839,950.00 Denomination." is hereby replaced with the sentence, "A Single Certificate for the Class A-2 Certificates represents a $10,000,000.00 Denomination."

            Section 4. Amendment of Exhibit A-2. Exhibit A-2 to the Agreement is hereby replaced with the Exhibit attached hereto as Exhibit A.

            Section 5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            Section 6. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                           WELLS FARGO ASSET SECURITIES
                                           CORPORATION
                                               as Seller

                                           By:
                                               --------------------------------
                                               Name:  Alan S. McKenney
                                               Title: Vice President


                                           WELLS FARGO BANK MINNESOTA,
                                           NATIONAL ASSOCIATION
                                               as Master Servicer

                                           By:
                                               --------------------------------
                                               Name:  Nancy E. Burgess
                                               Title: Vice President


                                           FIRST UNION NATIONAL BANK
                                               as Trustee

                                           By:
                                               --------------------------------
                                               Name:
                                               Title:

Attest:
By:
    -------------------------------
    Name:
    Title:

STATE OF MARYLAND            )
                              ss.:
COUNTY OF FREDERICK          )

            On this 31st day of October, 2001, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides in McLean, Virginia; that he is a Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public


[NOTARIAL SEAL]

STATE OF MARYLAND            )
                              ss.:
COUNTY OF FREDERICK          )

            On this 31st day of October, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides in Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.

-------------------------
Notary Public


[NOTARIAL SEAL]

STATE OF NORTH CAROLINA      )
                              ss.:
COUNTY OF MECKLENBURG        )

            On this 31st day of October, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public


[NOTARIAL SEAL]

                                    Exhibit A

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
     & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
       BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-21, CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED.

Certificate No.                      Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AB 1               First Distribution Date: October 25, 2001

Percentage Interest evidenced        Denomination:  $                  (initial
by this Certificate: %               Notional Amount)

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-2 Certificates are not entitled to distributions in respect of principal. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in October 2001 will be 3.64000% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 8.000% minus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 8.000%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                                 First Union National Bank,
                                                      Trustee



                                                 By
                                                    --------------------------
                                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
   ------------------------
   Authorized Officer